Exhibit 99.1

Press Contact:

Liz DeCastro
Iridium Satellite LLC
+ 1 (301) 571-6257
liz.decastro@iridium.com

IRIDIUM REPORTS SECOND QUARTER 2009 RESULTS

-	Subscribers Up 23.9% from Prior Year Quarter to 347,000
-	Subscriber Growth of 71.4% in Emerging Machine-to-Machine Market
-	Revenue Up 1.2% from Prior Year Quarter:
-	Commercial Service Revenues Up 21.6%
-	Government Service Revenues Up 15.2%
-	Equipment Sales Declined 25.7%
-	Operational EBITDA[1] Up 31.5% from Prior Year Quarter
-	Net Income Up 52.9% from Prior Year Quarter
-	Full Year 2009 Operational EBITDA Guidance Lifted to $123-130 Million

BETHESDA, Md. – August 10, 2009 – Iridium Satellite LLC (“Iridium”), the only provider of truly global mobile satellite services (“MSS”), today reported consolidated financial results for the three months ended June 30, 2009. The company reported growth in subscribers, revenue, Operational EBITDA and net income for the second quarter 2009 compared to the second quarter 2008. In addition, the company is on track to complete its planned transaction to combine with GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.U and GHQ.WS), which will take Iridium public.

Operating Highlights and Transaction Update

The following consolidated financial results for the second quarter 2009 continue to demonstrate the company’s strength despite the global economic downturn. Subscribers were up 23.9% to 347,000 at the close of the second quarter of 2009 from 280,000 at the close of the second quarter of 2008. Commercial service revenue increased 21.6% to $39.9 million in the second quarter of 2009 compared to $32.8 million during the same quarter in 2008. Government service revenue increased 15.2% to $18.2 million in the second quarter of 2009 compared to $15.8 million in the same quarter of 2008. Subscriber equipment revenue for the quarter declined 25.7% to $24.6 million compared to $33.1 million in the second quarter of 2008. Overall revenue increased 1.2% to $82.7 million in the second quarter of 2009 from $81.7 million in the previous year’s second quarter. Operational EBITDA increased 31.5% to $36.7 million in the second quarter of 2009 from $27.9 million in the second quarter of 2008. Finally, net income increased 52.9% to $28.6 million in the second quarter 2009 from $18.7 million in the second quarter of 2008. New products, such as the Iridium OpenPort® high-speed maritime communications system and the Iridium 9555 satellite phone, contributed to the company’s gains in the second quarter of 2009.

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“Our growth in Operational EBITDA is a result of increased commercial service and government service revenues, and more than offsets a decline in equipment revenue,” said Matt Desch, CEO of Iridium. “Iridium is the only truly global MSS that works everywhere. Our products and services are reliable, cost effective and essential to both commercial and government users. And, we have built a large and growing subscriber base that has continued to generate strong recurring revenue even in a weak economy. From a strategic perspective, we are nearing the completion of our combination with GHL Acquisition, which will take us public. Completing the GHL Acquisition transaction will be valuable as we move forward with the development and launch of our NEXT constellation, which promises even broader applications and services to our growing user base.”

The company expects further growth through the remainder of 2009 on the strength of its growing subscriber base. As such, Iridium now expects 2009 Operational EBITDA of between $123 million and $130 million, up 14% to 20% over 2008, on low single-digit revenue growth.

“Iridium’s second quarter results are impressive,” said Scott L. Bok, CEO of GHL Acquisition. “The company’s continued growth – even in a weak global economy – is further confirmation of the strength of this company and the attractiveness of its value potential for GHL Acquisition and its sponsor, Greenhill. We continue to be enthusiastic about Iridium’s strong prospects for the future.”

Highlights – Commercial

In Iridium’s rapidly emerging Machine-to-Machine (“M2M”) business, short-burst data (“SBD”) subscribers grew 71.4% in the second quarter of 2009 compared to the second quarter of 2008, and Iridium experienced 60.0% growth in SBD service revenue during the second quarter of 2009 over the same quarter in the prior year. The breadth of Iridium’s data communications applications mirrors the expansion in the company’s target vertical markets.

“There are a growing number of applications being developed in the M2M market, and we are only in the early stages of developing the full potential of this service,” said Greg Ewert, executive vice president of global distribution channels for Iridium. “We are pleased by the many opportunities presented to us through new applications, such as asset tracking, that continue to add quantifiable value and represent cost-saving solutions to a wide array of industries.”

Subscriber equipment sales remained slow in the quarter due to the weak economic environment. However, year-over-year comparisons of equipment revenue are affected by $1.4 million of equipment amortization relating to sales of equipment in prior years that are included

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in the second quarter of 2008. Without the impact of the amortization, overall revenue would have increased 3.0% versus 1.2%, and equipment revenue would have declined by 22.4% versus 25.7%.

“Despite the economy, sales of the Iridium 9555 and Iridium OpenPort increased in the second quarter,” said Don Thoma, executive vice president of marketing for Iridium. “In fact, we shipped our 1,000th Iridium OpenPort unit in the quarter and realized strong revenue growth over the first quarter of 2009 with this ground-breaking product. With its attractive hardware package, ease of installation and low service costs, Iridium OpenPort has provided a cost-effective alternative to the status quo. This has resulted in strong usage driven by a variety of value-added applications, delivered by our service partners, for ships’ business and crew welfare programs where there are higher bandwidth communications needs.”

On the regulatory front, initiatives ensuring the safety of people and assets continue to fuel growth and generate revenues. Safety regulations related to air traffic safety and maritime vessel tracking for homeland security require organizations to outfit boats, aircraft, assets and personnel with satellite-based devices that track and report factors such as location, speed, temperature and status.

In the maritime market, for example, Iridium is the key provider for Vessel Monitoring Systems (“VMS”) for fisheries to meet regulatory requirements not only globally but in very northern and southern latitudes where no other MSS is available. In addition, Iridium is the only option for vessels’ Long-Range Identification and Tracking (“LRIT”) communications needs in those regions. Likewise, Iridium continues to make progress in aviation as it seeks certification for provision of air safety services. Supported by air carriers seeking reliable communications for their Polar routes, Iridium recently gained DO 262 and DO 270 approval, clearing the way for a flight certification program with the U.S. Federal Aviation Administration (“FAA”) and Continental Airlines.

Highlights – Government

Iridium service revenue from its contracts with the U.S. Department of Defense (“DoD”) grew 15.2% for the second quarter of 2009 compared to the second quarter of 2008. As previously announced, the U.S. Navy demonstrated its commitment to Iridium by awarding the company a contract to fund the development and delivery of the Distributed Tactical Communications System (“DTCS”) – an extension of “Netted Iridium,” the push-to-talk platform. DTCS will provide over-the-horizon, on-the-move, beyond-line-of-sight netted voice and data communications over the Iridium network for U.S. and allied forces’ soldiers. In

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addition, the DTCS program includes the development of several new, ruggedized Iridium tactical radios to support the military’s communications needs.

“This contract is an indicator of the U.S. Government’s commitment to expanding its reliance on the Iridium network and its unique capabilities,” said Lt. Gen. John Campbell (USAF, Ret.), executive vice president of government programs for Iridium. “DTCS provides an enhanced two-way, push-to-talk, over-the-horizon, on-the-move, beyond-line-of-sight capability, free of deployed ground infrastructure, for our soldiers anywhere their missions take them. Iridium and the DoD have been working collaboratively on this program for several years, and we are pleased to be able to partner with the Navy to put more advanced and further-reaching communications capabilities into soldiers’ hands.”

Iridium also announced, in conjunction with Boeing, that the companies achieved two major milestones to further develop and demonstrate capability enhancements to the High Integrity Global Positioning System program (also known as “iGPS”) for the U.S. Naval Research Laboratory.

“iGPS is a quick and cost-effective way for the DoD to enhance the existing GPS system, providing users improved capability in restrictive environments and under conditions which would degrade unaided performance,” Campbell said.

The first iGPS milestone provided appropriately equipped personnel the ability to lock on and maintain a GPS signal even when operating in difficult environments. The second milestone involved a live demonstration of the ability of a user to acquire a GPS signal while moving in a vehicle despite substantial jamming.

Both iGPS and DTCS are technologies being developed with the DoD that Iridium believes have promising longer term commercial applications.

 Update on Iridium NEXT

Progress continues on the design of Iridium NEXT, the company’s next-generation satellite network, with initial NEXT satellite launches planned for 2014. Iridium is working with its two prime contractor candidates, Lockheed Martin and Thales Alenia Space, to refine design proposals with final selection planned toward the end of the year. The company also continues to work with prospective hosted payload customers, since NEXT will provide a significant and cost-effective means for organizations to operate important payloads and sensors in space without the need for them to build or enhance their own satellite networks. Through Iridium NEXT, the company plans to seamlessly replace its current constellation with new satellites,

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ensuring backward compatibility for Iridium’s customers and partners’ products and services, while offering enhanced services, higher data speeds and flexible communications capabilities.

1Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. GAAP, Iridium discloses Operational EBITDA, which is a non-GAAP financial measure and management believes it is the most comparable measure to GAAP net income. Operational EBITDA represents earnings before interest; income taxes; depreciation and amortization; Iridium NEXT (second-generation system development) revenue and expenses; and expenses associated with the proposed transaction with GHL Acquisition. Additionally, Operational EBITDA does not include the impact of purchase accounting and other transaction-related adjustments that will be reflected in the post-transaction performance. Operational EBITDA does not represent and should not be considered an alternative to GAAP measurements, such as net income, and the company’s calculations thereof may not be comparable to similarly entitled measures reported by other companies. Management uses Operational EBITDA to manage the company’s business including preparation of its annual operating budget, financial projections and compensation plans.

The company uses Operational EBITDA as a supplemental measure for operating performance because, by eliminating interest, taxes, depreciation and amortization, transaction expenses and Iridium NEXT revenue and expenses, the company believes it is a useful measure across time in evaluating the company’s performance. The company believes that Operational EBITDA is also useful to investors because like measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Operational EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the company’s operations. Because Operational EBITDA does not account for these expenses, its utility as a measure of the company’s operating performance has material limitations. Because of these limitations, the company’s management does not view Operational EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance. Iridium’s calculations of Operational EBITDA may also differ from the calculation of Operational EBITDA or like measures by its competitors and other companies and, as such, their utility as comparative measures is limited. Included in this release is a reconciliation of net income (loss) to Operational EBITDA.

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Conference Call Information

Iridium and GHL Acquisition will host a conference call for analysts, investors and other interested parties on August 11, 2009 at 8:30 a.m. Eastern Time (ET) to discuss this earnings release. To participate, please call the toll-free number 866-481-9047 (U.S. callers only) or, from outside the U.S., 706-902-1870. The passcode for the live call is 23639627. For those unable to participate in the live call, a replay of the call will be available for 30 days toll free at 800-642-1687 (U.S. callers only), or at 706-645-9291 (callers outside the U.S.). The passcode for the replay is 23639627. To help ensure the conference begins in a timely manner, please dial in five minutes prior to the scheduled start time.

Forward-Looking Statements

This press release contains, and Iridium’s management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with GHL Acquisition, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Iridium’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Iridium undertakes no obligation to update forward-looking statements.

About Iridium Satellite LLC

Iridium Satellite LLC (www.iridium.com) is the only mobile satellite service (MSS) company offering coverage over the entire globe. The Iridium constellation of low-earth orbiting (LEO) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks. Iridium’s subscriber growth has been driven by increasing

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demand for reliable, global communications. Iridium serves commercial markets through a worldwide network of hundreds of distributors, and provides services to the U.S. Department of Defense, and other U.S. and international government agencies. The company’s customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation. Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT, which will result in continued and new Iridium MSS offerings. The company is headquartered in Bethesda, Md., U.S. and is currently privately held.

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Consolidated Historical Financial Data

	Three Months Ended June 30,
Statement of Operations Data:	2008	2009

Total revenue	$81,679	$82,705
Total operating expenses	(58,786)	(50,042)
Operating profit	$22,893	$32,663
Total other income / expense	(4,218)	(4,063)
Net income	$18,675	$28,600

	As of
	December 31,	June 30,
Balance Sheet Data:	2008	2009

Total current assets	101,355	114,424
Total assets	190,569	199,484
Total members’ deficit	(62,230)	(21,605)

	Three Months Ended June 30,
	2008	2009

Net income	$18,675	$28,600
Interest expense	4,590	4,597
Interest income	(283)	(132)
Depreciation and amortization	2,893	3,574
Non-recurring transaction expenses	320	1,275
Iridium NEXT expenses	1,698	(1,216)
Operational EBITDA	$27,893	$36,698

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